Exhibit 99.2

Kingsway Financial Services Inc.

Unaudited Pro Forma Consolidated Financial Statements

On July 29, 2022, Kingsway Financial Services Inc. (“Kingsway” or the “Company”) completed the sale of Professional Warranty Services Corporation (“PWSC”) to PCF Insurance Services of the West, LLC for cash and certain additional consideration. PWSC had been included in the Extended Warranty segment.  The Company is evaluating whether PWSC will be accounted for as a discontinued operation.

The accompanying pro forma consolidated financial statements are presented to show the effects of the disposition of PWSC, including the receipt of proceeds from the sale, on the Company’s consolidated financial statements.

The following unaudited pro forma consolidated balance sheet of Kingsway as of June 30, 2022 is presented as if the disposition, as described in the notes to these unaudited pro forma consolidated financial statements, had occurred at June 30, 2022. The unaudited pro forma consolidated statements of operations for the year ended December 31, 2021 and for the six months ended June 30, 2022 are presented as if the disposition had occurred on January 1, 2021. The unaudited pro forma consolidated financial statements are based on the historical financial statements of Kingsway for each period presented and in the opinion of the Company’s management, all adjustments and disclosures necessary for a fair presentation of the pro forma data have been made.

These unaudited pro forma consolidated financial statements are presented for illustrative purposes only and are not necessarily indicative of the results of operations or financial condition that would have been achieved had the disposition been completed as of the dates indicated or of the results that may be obtained in the future. These unaudited pro forma consolidated financial statements and the notes thereto should be read together with Kingsway’s consolidated financial statements and the notes thereto as of and for the year ended December 31, 2021; Management’s Discussion and Analysis included in Kingsway’s Annual Report on Form 10-K for the year ended December 31, 2021; and Kingsway’s Quarterly Report on Form 10-Q as of and for the six months ended June 30, 2022.

Exhibit 99.2

Kingsway Financial Services Inc.

Unaudited Notes to Pro Forma Consolidated Financial Statements

The following is a summary of the pro forma adjustments reflected in the unaudited pro forma consolidated financial statements based on preliminary estimates, which may change as additional information is obtained.

a.

Reflects the Company's historical consolidated balance sheet and statement of operations as of and for the six months ended June 30, 2022, as presented in the Company’s Quarterly Report on Form 10-Q, as filed with the SEC on August 4, 2022.

b.

Reflects the net cash proceeds of $36.5 million received by the Company from the sale of PWSC less cash on hand at PWSC of $1.4 million as of June 30, 2022.  The base selling price of PWSC was $51.2 million.  After the payment of expenses and the 20% paid to the noncontrolling interest holder, the Company received net cash proceeds of $36.5 million.  The cash proceeds received reflects the Company’s 80% ownership of PWSC and does not reflect any potential contingent earnout payment to be received by the Company.  To the extent the EBITDA of PWSC (as defined in the Equity Purchase Agreement) for the one-year period following the sale transaction exceeds 103% of the EBITDA at the closing of the sale transaction (the “Closing EBITDA”), the earn out payment would be an amount equal to five times the EBITDA in excess of 103% of Closing EBITDA, of which the Company would receive a portion.

c.	Reflects the Company's disposition of PWSC. Amounts represent the adjustments necessary to remove the assets, liabilities, additional paid-in capital and noncontrolling interest associated with PWSC.
d.	Reflects the adjustments related to the disposition of PWSC and the estimated gain on sale of approximately $33.3 million.
e.

Reflects the Company's disposition of PWSC. Amounts represent the adjustments necessary to remove the historical revenues, expenses and noncontrolling interest of PWSC. Such adjustments exclude the effect of the gain on sale, as this represents a non-recurring transaction.

f.	Reflects the Company's historical consolidated statement of operations for the year ended December 31, 2021, as presented in the Company’s Annual Report on Form 10-K, as filed with the SEC on February 28, 2022.

Exhibit 99.2
Unaudited Pro Forma Consolidated Balance Sheet
(in thousands, except share data)

	As of	Pro Forma
	June 30, 2022 (a)	Adjustments		Pro Forma
Assets
Investments:
Fixed maturities, at fair value	$37,013	$—		$37,013
Equity investments, at fair value	131	—		131
Limited liability investments	1,215	—		1,215
Limited liability investments, at fair value	18,986	—		18,986
Investments in private companies, at adjusted cost	790	—		790
Real estate investments, at fair value	10,662	—		10,662
Other investments, at cost which approximates fair value	222	—		222
Short-term investments, at cost which approximates fair value	157	—		157
Total investments	69,176	—		69,176
Cash and cash equivalents	11,704	35,166	(b)	46,870
Restricted cash	14,492	(39)	(c)	14,453
Accrued investment income	1,031	—		1,031
Service fee receivable, net of allowance for doubtful accounts	8,484	(1,427)	(c)	7,057
Other receivables, net of allowance for doubtful accounts	12,520	(64)	(c)	12,456
Deferred contract costs	12,617	—		12,617
Income taxes recoverable	35	227	(c)	262
Property and equipment, net of accumulated depreciation	107,079	(418)	(c)	106,661
Right-of-use asset	1,801	(942)	(c)	859
Goodwill	110,247	(9,474)	(c)	100,773
Intangible assets, net of accumulated amortization	105,214	(2,344)	(c)	102,870
Other assets	15,228	(63)	(c)	15,165
Total Assets	$469,628	$20,622		$490,250
Liabilities and Shareholders' Equity
Liabilities:
Accrued expenses and other liabilities	$51,977	$(3,928)	(c)	$48,049
Deferred service fees	91,321	(7,547)	(c)	83,774
Bank loans	22,818	—		22,818
Notes payable	201,413	—		201,413
Subordinated debt, at fair value	57,282	—		57,282
Lease liability	2,019	(1,039)	(c)	980
Net deferred income tax liabilities	27,860	370	(c)	28,230
Total Liabilities	454,690	(12,144)		442,546
Redeemable Class A preferred stock, no par value; 1,000,000 authorized at June 30, 2022; 169,733 issued and outstanding at June 30, 2022; redemption amount of $6,655 at June 30, 2022	6,655	—		6,655
Shareholders' Equity:
Common stock, no par value; 50,000,000 authorized; 23,130,064 issued and 22,882,614 outstanding at June 30, 2022	—	—		—
Additional paid-in capital	359,536	(1,056)	(c)	358,480
Treasury stock, at cost; 247,450 outstanding at June 30, 2022	(492)	—		(492)
Accumulated deficit	(400,470)	33,257	(d)	(367,213)
Accumulated other comprehensive income	36,017	—		36,017
Shareholders' equity attributable to common shareholders	(5,409)	32,201		26,792
Noncontrolling interests in consolidated subsidiaries	13,692	565	(c)	14,257
Total Shareholders' Equity	8,283	32,766		41,049
Total Liabilities, Class A preferred stock and Shareholders' Equity	$469,628	$20,622		$490,250

See accompanying notes to unaudited pro forma consolidated financial statements.

Exhibit 99.2

Unaudited Pro Forma Consolidated Statement of Operations
(in thousands, except per share amounts)

	Six Months Ended	Pro Forma
	June 30, 2022 (a)	Adjustments (e)	Pro Forma
Revenues:
Service fee and commission revenue	$46,046	$(4,175)	$41,871
Rental revenue	7,300	—	7,300
Total revenues	53,346	(4,175)	49,171
Operating expenses:
Claims authorized on vehicle service agreements	10,528	—	10,528
Commissions	3,260	(42)	3,218
Cost of services sold	8,818	—	8,818
General and administrative expenses	24,210	(4,153)	20,057
Leased real estate segment interest expense	3,354	—	3,354
Total operating expenses	50,170	(4,195)	45,975
Operating income	3,176	20	3,196
Other revenues (expenses), net:
Net investment income	1,084	—	1,084
Net realized gains	238	—	238
Loss on change in fair value of equity investments	(48)	—	(48)
Gain on change in fair value of limited liability investments, at fair value	173	—	173
Non-operating other expenses	(653)	—	(653)
Interest expense not allocated to segments	(3,068)	—	(3,068)
Amortization of intangible assets	(2,988)	252	(2,736)
Loss on change in fair value of debt	(3,198)	—	(3,198)
Total other expenses, net	(8,460)	252	(8,208)
Loss before income tax benefit	(5,284)	272	(5,012)
Income tax benefit	(415)	(27)	(442)
Net loss	(4,869)	299	(4,570)
Less: net income attributable to noncontrolling interests in consolidated subsidiaries	452	48	500
Less: dividends on preferred stock	157	—	157
Net loss attributable to common shareholders	$(5,478)	$251	$(5,227)

Loss per share – net loss attributable to common shareholders:
Basic:	$(0.24)		$(0.23)
Diluted:	$(0.24)		$(0.23)
Weighted-average shares outstanding (in ‘000s):
Basic:	22,883		22,883
Diluted:	22,883		22,883

See accompanying notes to unaudited pro forma consolidated financial statements.

Exhibit 99.2

Unaudited Pro Forma Consolidated Statement of Operations
(in thousands, except per share amounts)

	Year Ended	Pro Forma
	December 31, 2021 (f)	Adjustments (e)	Pro Forma
Revenues:
Service fee and commission revenue	$78,401	$(7,975)	$70,426
Rental revenue	13,365	-	13,365
Total revenues	91,766	(7,975)	83,791
Operating expenses:
Claims authorized on vehicle service agreements	19,536	-	19,536
Commissions	7,042	(126)	6,916
Cost of services sold	7,052	-	7,052
General and administrative expenses	48,733	(7,173)	41,560
Leased real estate segment interest expense	6,164	-	6,164
Total operating expenses	88,527	(7,299)	81,228
Operating income	3,239	(676)	2,563
Other revenues (expenses), net:
Net investment income	1,575	-	1,575
Net realized gains	1,809	-	1,809
Loss on change in fair value of equity investments	(242)	-	(242)
Gain on change in fair value of limited liability investments, at fair value	2,391	-	2,391
Non-operating other expense	(2,788)	-	(2,788)
Interest expense not allocated to segments	(6,161)	-	(6,161)
Amortization of intangible assets	(4,900)	629	(4,271)
Loss on change in fair value of debt	(3,201)	-	(3,201)
Gain on extinguishment of debt	2,494	(598)	1,896
Total other expenses, net	(9,023)	31	(8,992)
Loss before income tax benefit	(5,784)	(645)	(6,429)
Income tax benefit	(7,644)	(87)	(7,731)
Net income	$1,860	$(558)	$1,302
Less: Net income attributable to the noncontrolling interests in consolidated subsidiaries	2,202	(28)	2,174
Less: Dividends on preferred stock	494	-	494
Net loss attributable to the common shareholders	$(836)	$(530)	$(1,366)

Loss per share – net loss attributable to common shareholders:
Basic:	$(0.04)		$(0.06)
Diluted:	$(0.04)		$(0.06)
Weighted-average shares outstanding (in ‘000s):
Basic:	22,537		22,537
Diluted:	22,537		22,537

See accompanying notes to unaudited pro forma consolidated financial statements.